UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2021

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value per share	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Facility

On October 1, 2021, American Finance Trust, Inc. (the “Company”), its operating partnership, American Finance Operating Partnership, L.P. (the “OP”), and certain subsidiaries of the OP acting as guarantors (together with the Company, the “Guarantors”), entered into an amendment and restatement of the credit agreement (the “A&R Credit Agreement”) in respect of the Company’s revolving unsecured credit facility (the “Credit Facility”) with BMO Harris Bank N.A., as administrative agent, and the other lender parties thereto.

Pursuant to the A&R Credit Agreement, the aggregate total commitments under the Credit Facility were increased from $540.0 million to $815.0 million, with a $50.0 million sublimit for letters of credit and a $55.0 million sublimit for swingline loans. The Credit Facility includes an uncommitted “accordion feature” whereby, so long as no default or event of default has occurred and is continuing, the Company has the right to increase the commitments under the Credit Facility by up to an additional $435.0 million, subject to obtaining commitments from new lenders or additional commitments from participating lenders and certain customary conditions.

The Credit Facility is supported by a pool of eligible unencumbered properties that are owned by the subsidiaries of the OP that serve as Guarantors. The Company may add or remove properties to or from this pool so long as at any time there are at least 15 eligible unencumbered properties with a value of at least $300.0 million, among other things. Pursuant to the A&R Credit Agreement, the amount available for future borrowings under the Credit Facility depends on the amount outstanding thereunder relative to the aggregate commitments; however, the amount the Company may borrow under the Credit Facility will be limited by the financial maintenance covenants described below. At the execution of the A&R Credit Agreement, $186.2 million was outstanding under the Credit Facility.

The Credit Facility requires payments of interest only prior to maturity. At the execution of the A&R Credit Agreement, the interest rate under the Credit Facility was LIBOR plus 1.90% per annum. Borrowings under the Credit Facility bear interest at either (i) the Base Rate (as defined in the Credit Facility) plus an applicable spread ranging from 0.45% to 1.05%, or (ii) LIBOR plus an applicable spread ranging from 1.45% to 2.05%, in each case depending on the Company’s consolidated leverage ratio. These spreads reflect a reduction pursuant to the A&R Credit Agreement from the previously applicable spreads. In addition, pursuant to the A&R Credit Agreement, (i) if the Company or the OP achieves an investment grade credit rating, the OP can elect for the spread to be based on the credit rating of the Company or the OP, and (ii) the “floor” on LIBOR was decreased from 0.25% to 0%. The Credit Facility includes provisions related to the anticipated transition from LIBOR to an alternative benchmark rate.

The Credit Facility matures on April 1, 2026, subject to the Company’s right, subject to customary conditions, to extend the maturity date by up to two additional six-month terms. Prior to the execution of the A&R Credit Agreement, the Credit Facility had been scheduled to mature in April 2022, although the term could have been extended by an additional year at the Company’s option, subject to customary conditions. Borrowings under the Credit Facility may be prepaid at any time, in whole or in part, without premium or penalty, subject to customary LIBOR breakage costs.

The Credit Facility contains events of default relating to customary matters, including, among other things, payment defaults, covenant defaults, breaches of representations and warranties, events of default under other material indebtedness, material judgments, bankruptcy events and change of control events, such as certain changes to the composition of the Company’s board of directors and management, including replacement of the Company’s advisor without consent (not to be unreasonably withheld or delayed) of a majority of the lenders and removal of the Company’s chairman and chief executive officer without a replacement or replacements of comparable experience and reasonably satisfactory to a majority of the lenders being appointed or elected within six months. Upon the occurrence of an event of default, a majority of the lenders have the right to accelerate the payment on any outstanding borrowings and other obligations.

The Guarantors have guaranteed, and any wholly owned domestic subsidiary of the OP that directly or indirectly owns or leases a real estate asset added to the pool of eligible unencumbered properties required to be maintained under the Credit Facility will be required to guarantee, the OP’s obligations under the Credit Facility. For any Guarantor subsidiary of the OP, this guarantee will be released if the Company or the OP achieves an investment grade credit rating, but will again be required (i) if either the Company or the OP loses its investment grade credit rating, or (ii) with respect to any Guarantor subsidiary of the OP, for so long as the subsidiary is the primary obligor under or provides a guaranty to any holder of unsecured indebtedness.

The Credit Facility contains various customary operating covenants, including covenants restricting, among other things, restricted payments (including dividends and share repurchases), the incurrence of liens, the types of investments the Company may make, fundamental changes, agreements with affiliates and changes in nature of business. The Credit Facility also contains financial maintenance covenants. Pursuant to the A&R Credit Agreement, the Credit Facility will (i) continue to have financial maintenance covenants with respect to maximum consolidated leverage, maximum consolidated secured leverage, minimum fixed charge coverage, and minimum net worth, (ii) amend the maximum recourse debt to total asset value financial covenant to instead refer to secured recourse debt, and (iii) add new financial maintenance covenants with respect to maximum consolidated unsecured leverage and adjusted net operating income for the pool of eligible unencumbered properties required to be maintained under the Credit Facility to debt service paid on unsecured indebtedness.

Certain of the lenders or their affiliates are or have been lenders under other loans to the Company or agents under one or more of the Company's “at-the-market” equity offering programs.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the A&R Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

Press Release

On October 4, 2021, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Amended and Restated Credit Agreement, dated as of October 1, 2021, by and among American Finance Operating Partnership, L.P., American Finance Trust, Inc. and the other guarantors party thereto, BMO Harris Bank N.A., as administrative agent, and the other lender parties thereto.
99.1	Press Release dated October 4, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: October 4, 2021	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)